Exhibit 2.4

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                            STOCK PURCHASE AGREEMENT


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                             As of February 7, 2000


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                            STOCK PURCHASE AGREEMENT


                  STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of February 7, 2000, among THCG, Inc., a Utah company (the "Purchaser"), and the stockholders of Global Credit Services, Inc., a Delaware corporation (the
"Company"), listed on Schedule I hereto (individually, a "Seller," and, collectively, the "Sellers"). Certain other capitalized terms used in this Agreement have the meanings give them in Section 6.13.

                  WHEREAS, as of the date hereof, each of the Sellers is the record holder and beneficial owner of the number of shares of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") set forth opposite such Seller's name on Schedule I;

                  WHEREAS, the Purchaser desires to purchase from each Seller, and each Seller desires to sell to the Purchaser, the number of shares of Company Common Stock set forth opposite such Seller's name on Schedule I, for the consideration set forth in Section 1.1; and

                  WHEREAS, as a result of the transactions contemplated by this Agreement, the Purchaser will own 25% or more of the Company on a fully diluted basis;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and each of the Sellers, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                    PURCHASE AND SALE OF COMPANY COMMON STOCK

                  SECTION 1.1. Agreement to Sell and Purchase Company Common Stock.

                  (a) Subject to the terms and conditions hereof, on the Closing Date, each Seller shall sell and deliver to the Purchaser, free and clear of all Liens, and the Purchaser shall purchase and accept from such Seller, the number of shares of Company Common Stock set forth opposite such Seller's name on
Schedule I in consideration for which the Purchaser shall, subject to Section 1.1(c), issue to such Seller a number of shares of common stock, par value $0.01 per share, of the Purchaser (the "THCG Common Stock") equal to the product of
(i) the number of shares of Company Common Stock set forth opposite such Seller's name on Schedule I, and (ii) the quotient, rounded to the nearest 1/10,000, obtained by dividing the "Fair Market Value Per Share of THCG Common Stock" into $1.3957. For the purposes of this Section 1.1(a), the "Fair Market Value Per Share of THCG Common Stock" shall be $23.00. For the purposes of
Section 1.1(b), the "Fair Market Value Per Share of THCG Common Stock" means the volume weighted average sales prices of one share of THCG Common Stock on the NASDAQ National Market for the ten consecutive trading days ending three trading days prior to the effective date of the Registration Statement referred to in
Section 5.1. The number of shares of Company Common Stock which such Seller shall deliver to the Purchaser on the Closing Date is hereinafter referred to as the "Company Shares" and the number of shares of

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THCG  Common  Stock  which the  Purchaser  shall  deliver to such  Seller on the
Closing Date, as the same may be recalculated and adjusted pursuant to the provisions of Section 1.1(b), is hereinafter referred to as the "THCG Shares."

                  (b) If the Fair Market Value Per Share of THCG Common Stock on the effective date of the Registration Statement is more or less than the Fair Market Value Per Share of THCG Common Stock on the Closing Date, THCG will recompute the number of THCG Shares to be issued to each Seller in accordance with the provisions of Section 1.1(a). In the event such recomputation results in a number of shares of THCG Common Stock that is greater than the number of THCG Shares delivered to such Seller on the Closing Date, the Purchaser shall, subject to Section 1.1(c), promptly deliver to such Seller a certificate representing such additional shares of THCG Common Stock. In the event such recomputation results in a number of shares of THCG Common Stock that is lower than the number of THCG Shares delivered to such Seller on the Closing Date, such Seller shall promptly return to the Purchaser the certificate for THCG
Shares delivered to him or it on the Closing Date against receipt from the Purchaser of a new certificate for shares of THCG Common Stock in the recomputed amount. In no event, however, shall the number of shares of THCG Common Stock delivered to such Seller on the Closing Date increase or decrease by more than twenty percent (20%); provided, however, that in the event that the Registration Statement is declared effective by the SEC on a date that is more than 180 calendar days but less than 365 days from the Closing Date, such increase or decrease shall be no more than forty percent (40%); provided further, that in the event that the Registration Statement is declared effective by the SEC on a date that is more than 365 days from the Closing Date, such increase or decrease shall be no more than fifty percent (50%).

                  (c) In no event shall any Seller be entitled to a fractional share of THCG Common Stock pursuant to Section 1.1(a) or 1.1(b), but, in lieu thereof, THCG shall issue to each Seller otherwise entitled to a fraction of a share of THCG Common Stock one whole share of THCG Common Stock in respect of such fraction.

                  (d) Notwithstanding any provision of this Agreement to the contrary, in lieu of delivering to the Sellers certificates for the full number of THCG Shares provided for in Section 1.1(a), the Purchaser shall deliver or cause to be delivered (A) to each Seller a certificate, registered in the name of such Seller, for a number of shares of THCG Common Stock equal to 50% of the aggregate number of THCG Shares otherwise issuable to such Seller on the Closing Date pursuant to Section 1.1(a); and (B) to Kramer Levin Naftalis & Frankel LLP as escrow agent (the "Escrow Agent") for deposit into the escrow account provided for in the escrow agreement (the "Escrow Agreement") attached hereto as
Exhibit 1.1(d), a certificate, registered in the name of the Escrow Agent, for the number of shares of THCG Common Stock equal to 50% of the aggregate number of THCG Shares otherwise issuable to each Seller pursuant to Sections 1.1(a) and 1.1(c) on the Closing Date (the "Escrow Amount"), which certificate will be held in the escrow account and disposed of by the Escrow Agent in accordance with the terms and provisions of the Escrow Agreement. In lieu of depositing any fractional shares into escrow, each Seller shall deposit with the Escrow Agent one whole share of THCG Common Stock in respect of such fraction.

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                  SECTION  1.2.   Closing.   The  closing  of  the  transactions
contemplated by Section 1.1(a) is taking place on the date hereof at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022 (the date hereof sometimes being referred to herein as the "Closing Date").

                  SECTION 1.3. Delivery of Securities. At the Closing, against delivery by the Purchaser to each Seller of a certificate representing such Seller's THCG Shares (less such Seller's Escrow Amount), each Seller shall deliver to the Purchaser a stock certificate representing such Seller's Company Shares, free and clear of all Liens, which stock certificate shall be duly endorsed to the Purchaser or accompanied by duly executed stock powers endorsed in blank in form acceptable to the Purchaser.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  Each Seller hereby represents and warrants to the Purchaser as to himself, herself or itself as follows:

                  SECTION 2.1. Authority; No Conflict.

                  (a) Such Seller has the right,  power,  authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to perform such Seller's obligations under this Agreement. This Agreement has been duly and validly authorized and approved, executed and delivered by such Seller and, assuming the due authorization, execution and delivery of the same by the Purchaser, constitutes a valid, legal and binding obligation of such Seller enforceable against such Seller in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  (b) Neither the execution, delivery and performance by such Seller of this Agreement nor the consummation by such Seller of the transactions contemplated by this Agreement will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any Contract or obligation or Governmental Order to which such Seller is a party or by which such Seller or any of his or her properties or assets is bound or, if such Seller is not an individual, the Organizational Documents of such Seller or any Law applicable to such Seller or any of its properties or assets.

                  SECTION 2.2. Ownership of Company Shares. Such Seller owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to the Purchaser pursuant to this Agreement, his, her or its Company Shares free and clear of any and all Liens of any kind or nature whatsoever. There are no voting trusts, stockholder agreements or any other Contracts or understandings to which such Seller is a party or by which

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such  Seller or his,  her or its  Company  Shares are bound with  respect to the issuance, sale, transfer, voting or registration of his, her or its Company Shares. At the closing, Purchaser will acquire good, valid and marketable title to such Seller's Company Shares free and clear as aforesaid.

                  SECTION 2.3. Legal Proceedings. There is no pending Proceeding against such Seller that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of such Seller, no such Proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

                  SECTION 2.4. Investment Representations of the Sellers.

                  (a) The THCG Shares are being and will be acquired by such Seller for his, her or its own account, and not for any other Person, for investment only and with no intention of distributing or reselling (and such Seller will not distribute or resell) such THCG Shares, or any portion thereof or interest therein, in any transaction that would violate the registration requirements of the securities Laws of the United States of America, or any state, without prejudice, however, to the rights of such Seller at all times to sell or otherwise dispose of all or any part of the THCG Shares under an effective registration statement or applicable exemption from registration under the Securities Act and any applicable state securities Law, subject to this Agreement and any other Contract to which such Seller is a party. Such Seller has no Contract or arrangement with any Person to sell, transfer or pledge to such Person the THCG Shares, any portion thereof or interest therein and such Seller has no present plans to enter into any such Contract or arrangement.

                  (b) Such Seller is an accredited investor as that term is defined in Rule 501 under the Securities Act, and has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the THCG Shares. Such Seller is able to bear the risks associated with an investment in the THCG Shares.

                  (c) Such Seller has read this Agreement and all other documents provided by the Purchaser in connection herewith, including the SEC Reports, and fully understands the terms under which the THCG Shares are being issued to him or her pursuant hereto. The Purchaser has made available to such Seller the opportunity to ask questions of and receive answers from the Purchaser concerning the Purchaser and the terms and conditions under which the THCG Shares will be issued to him or her and to obtain any additional information which the Purchaser possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished in connection with this Agreement or in response to any request for information. Such Seller is satisfied with such answers and information.

                  (d) Such Seller agrees that, so long as required by Law, certificates evidencing the THCG Shares and any securities issued in exchange for or in respect thereof shall bear a legend to the following effect:

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         "THE  SECURITIES   REPRESENTED  BY  THIS   CERTIFICATE  HAVE  NOT  BEEN
         REGISTERED   UNDER  THE   SECURITIES  ACT  OF  1933,  AS  AMENDED  (THE
         "SECURITIES  ACT"),  OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE
         SOLD  OR  OTHERWISE   DISPOSED  OF  EXCEPT  PURSUANT  TO  AN  EFFECTIVE
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS."

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser hereby represents and warrants to each Seller as follows:

                  SECTION 3.1. Organization and Qualification; Subsidiaries. The Purchaser has been duly organized and is validly existing and in good standing under the laws of Utah and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Purchaser is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any change, event or effect
(i) in, on or relating to the business of the Purchaser and its Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of the Purchaser and its Subsidiaries, taken as a whole, other than any change, event or effect arising out of general economic conditions in the United States; or (ii) that may prevent or materially delay performance of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated by this Agreement, including the issuance of the THCG Shares pursuant to this Agreement.

                  SECTION 3.2. Capitalization. The authorized capital stock of the Purchaser consists of (i) 50,000,000 shares of the Purchaser Common Stock, of which 11,739,113 shares are issued and outstanding as of February 3, 2000, 633,373 are reserved for issuance upon the exercise of outstanding warrants and 3,356,878 are reserved for issuance upon the exercise of outstanding options, and (ii) 5,000,000 shares of preferred stock, no par value, of which no shares are issued or outstanding. The THCG Shares issuable pursuant to this Agreement have been duly authorized and upon issuance pursuant to this Agreement will be validly issued, fully paid and nonassessable.

                  SECTION 3.3. Authority Relative to this Agreement; Board Action. The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement, and to perform its obligations under this Agreement. The execution and delivery by the Purchaser of this

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Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement have been duly and validly authorized by the Board of Directors of the Purchaser, and no other corporate proceedings on the part of the Purchaser are, or will be, necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery of the same by each of the other parties hereto, constitutes a valid, legal and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                  SECTION 3.4. SEC Filings. The Purchaser has furnished to each of the Sellers a complete copy (including exhibits) of: (i) the Annual Report on Form 10-K of Walnut Financial Services, Inc. ("Walnut") for the fiscal year ended December 31, 1998 (the "Annual Report"), (ii) Walnut's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999 (the "Quarterly Reports"), (iii) Walnut's Definitive Proxy Statement on
Schedule 14A, filed September 30, 1999 (the "Proxy Statement"), and (iv) the Purchaser's Current Reports on Form 8-K and Form 8-K/A, dated November 1, 1999, December 29, 1999 and January 13, 2000 (collectively with the Annual Report, the Quarterly Reports, the Proxy Statement, the "SEC Reports"). The SEC Reports, at the respective time that each such document was filed with the SEC, (a) complied as to form in all material respects with the rules and regulations of the SEC under the Exchange Act, and (b) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 3.5. Consents and Approvals; No Violations.

                  (a) No filing  registration  or submission  with or notice to, and no permit, authorization, consent or approval of or with (collectively, "Filings and Approvals") any Governmental Entity is or will be, necessary for the execution and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated by this Agreement, except for those required (i) under the Securities Act, the Exchange Act or the NASDAQ Additional Listing rules and (ii) such Filings and Approvals that, if not made or obtained, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) No consent or approval of any third party is, or will be, necessary for the execution and delivery by the Purchaser of this Agreement or the consummation of the transactions contemplated by this Agreement.

                  (c) Neither the execution, delivery and performance of this Agreement or the consummation by the Purchaser of the transactions contemplated by this Agreement will (i) conflict with or result in any breach of any provision of the Organizational Documents of the Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any Contract or other obligation to which the Purchaser is a party or by which the Purchaser or any of its properties or assets is bound, or (iii) assuming that all Filings and Approvals have been made or obtained, violate any Law or any Governmental Order applicable to the Purchaser or any of its properties or assets, except in the cases of clauses (ii) or (iii) for violations, breaches or defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                  SECTION 3.6. Absence of Changes. Except as disclosed in writing to the Sellers or otherwise publicly disclosed by the Purchaser, since November 1, 1999, the business of the Purchaser and its Subsidiaries has been carried on only in the ordinary course and there has not been any event, condition or occurrence that, individually or in the aggregate, has resulted or which is reasonably likely to result in, a Material Adverse Effect.

                  SECTION 3.7. No Litigation. There is no Proceeding pending or, to the knowledge of the Purchaser, threatened against the Purchaser which questions the validity of this Agreement or any action to be taken by the Purchaser in connection with the consummation of the transactions contemplated by this Agreement or could otherwise prevent, delay, make illegal or otherwise interfere with the consummation of such transactions.

                  SECTION 3.8. Disclosure. The representations and warranties by the Purchaser contained in this Agreement do not contain or will not, as of the Closing Date, contain any untrue statement of a material fact, and do not omit or will not, as of the Closing Date, omit to state any fact required to be stated therein or necessary in order to make the statements herein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                       CONDITIONS PRECEDENT TO THE CLOSING

                  SECTION 4.1. Conditions Precedent to the Closing. The respective obligations of each party hereto pursuant to Section 1.1 are subject to the satisfaction of each of the following conditions precedent at or prior to the Closing:

                  (a) Representations and Warranties. The representations and warranties of each party set forth in this Agreement or in any Schedule or certificate delivered pursuant hereto shall be true and correct as of the date of this Agreement and shall be deemed repeated as of the Closing Date and shall then be true and correct, except to the extent a representation or warranty is expressly limited by its terms to another date.

                  (b) Performance of Covenants. Each party shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by such party at or before the Closing Date.

                  (c) Stock Purchase Agreement. The Stock Purchase Agreement, of even date herewith, between the Company and THCG Venture Partners I LLC shall have been duly executed and delivered by each of the parties thereto.

                                    ARTICLE V

                                    COVENANTS

         The parties, as applicable, hereby covenant to and agree as follows:

                  SECTION 5.1. Registration Statement.

                  (a) The Purchaser shall prepare and, no later than March 31, 2000, file with the Commission a registration statement (the "Registration Statement") under the Securities Act covering all of the THCG Shares issued to the Sellers pursuant to this Agreement (the "Registrable Shares"). The Purchaser shall use its commercially reasonable best efforts to (i) to cause such registration statement to be declared effective by the Commission under the Securities Act, and (ii) to cause such registration statement to remain effective for a period of 90 days.

                  (b) With respect to the registration of Registrable Shares pursuant to Section 5.1(a), the Purchaser may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Purchaser that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

                      (i) first, the Registrable Shares requested to be included in such registration by the Sellers;

                      (ii)     second, the Primary Shares; and

                      (iii)    third, the Other Shares.

                  (c) Each of the Sellers hereby acknowledges that such Seller is required to deliver a prospectus in connection with a sale of any Registrable Shares pursuant to the Registration Statement and hereby agrees to furnish a prospectus to each purchaser of such Seller's Registrable Shares, subject to the provisions of Section 5.2(b).

                  SECTION 5.2. Registration Procedures.

                  (a) In connection with the preparation and filing of the Registration Statement pursuant to Section 5.1, the Purchaser shall, as expeditiously as practicable:

                      (i) furnish, at least five business days before filing the Registration Statement, a prospectus relating thereto and any amendments or supplements relating to the Registration Statement or prospectus, copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Sellers in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                      (ii) notify in writing the Sellers promptly (x) of the receipt by the Purchaser of any notification with respect to any comments by the Commission with respect to the Registration Statement or prospectus or any amendment or supplement thereto or any request by the Commission to amend or supplement the same or for additional information with respect thereto, (y) of the receipt by the Purchaser of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose, and (ii) of the receipt by the Purchaser of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                      (iii) use its commercially reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Sellers reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Sellers to consummate the disposition in such jurisdictions of such Registrable Shares; provided, however, that the Purchaser will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5.2(a)(iii);

                      (iv) furnish to the Sellers such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (such as a term sheet) as the Sellers may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

                      (v) notify the Sellers on a timely basis at any time when a prospectus relating to such Registrable Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                      (vi) provide a transfer agent and registrar (which may be the same entity and which may be the Purchaser) for such Registrable Shares;

                      (vii) list such Registrable Shares on any national securities exchange on which any shares of the THCG Common Stock are listed;

                      (viii) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission and the securities commission or other regulatory authority of any relevant state or other jurisdiction and make available to its securityholders, as soon as reasonably practicable, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of
         Section 11(a) of the Securities Act; and

                      (ix) use its commercially reasonable best efforts to take all other steps reasonably necessary to effect the registration of such Registrable Shares contemplated hereby.

                  (b) In the event the Purchaser notifies the Sellers pursuant to Sections 5.2 (a)(ii)(x) or (y) or 5.2(a)(v), the Sellers shall immediately cease selling Registrable Securities pursuant to the Registration Statement until the Purchaser furnishes the Sellers with an amendment or supplement to the Registration Statement or prospectus and informs the Sellers that sales of Registrable Securities pursuant to the Registration Statement may resume.

                  SECTION 5.3. Expenses.

                  All expenses incurred by the Purchaser in complying with Sections 5.1 and 5.2 , including, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and blue sky laws, printing and distribution expenses, "road show" and other marketing expenses and fees and expenses of the Purchaser's counsel and accountants shall be paid by the Purchaser; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares shall not be borne by the Purchaser but shall be borne by the Sellers.

                  SECTION 5.4. Indemnification.

                  (a) In  connection  with  the  registration  of  the  Sellers'
Registrable Shares under the Securities Act pursuant to this Agreement, the Purchaser shall indemnify and hold harmless such Sellers (and their heirs and personal representatives), each underwriter, broker or any other person acting on behalf of such Sellers and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any
prospectus,   necessary  to  make  the
statements therein in light of the circumstances under which they were made not misleading, or any violation by the Purchaser of the Securities Act or state securities or blue sky laws applicable to the Purchaser in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such Sellers (and their heirs and personal representatives), such underwriter, such broker or such other person acting on behalf of the Sellers of Registrable Shares and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Purchaser shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Purchaser through an instrument duly executed by such Sellers or underwriter specifically for use in the preparation thereof.

                  (b) In connection with the registration of Registrable Shares under the Securities Act pursuant to this Agreement, each Seller shall indemnify and hold harmless and reimburse (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 5.4) the Purchaser, each director of the Purchaser, each officer of the Purchaser who shall sign the Registration Statement, each underwriter, broker or other person acting on behalf of such Seller or the Purchaser and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from the Registration Statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Purchaser or such underwriter through an instrument duly executed by such Seller specifically for use in connection with the preparation of the Registration Statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each such Seller, to an amount equal to the net proceeds actually received by such Seller from the sale of Registrable Shares effected pursuant to such registration.

                  (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 5.4, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any one counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 5.4. Anything in this Section 5.4 to the contrary notwithstanding, (i) an indemnifying party shall not settle any claim or action or consent to the entry of any judgment therein unless the indemnified party is fully released and discharged as a result thereof, and (ii) an indemnified party shall not settle any claim or action or consent to the entry of any judgment without the prior written consent of the indemnifying party.

                  (d) If the indemnification provided for in this Section 5.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the maximum amount which any Seller shall be required to contribute pursuant to the provisions of this Section 5.4(d) shall be limited to an amount equal to the net proceeds actually received by such Seller from the sale of Registrable Securities effected pursuant to such registration. No party who has been guilty of fraudulent misrepresentation within the meaning of Section 11(a) of the Securities Act shall be entitled to contribution.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.1. Further Assurances. By its signature hereto, each party consents and agrees to all of the transactions contemplated hereby. Each party shall execute, deliver, file and record any and all instruments, certificates, agreements and other documents, and take any and all other actions as reasonably requested by any other party hereto in order to consummate and further effectuate the transactions contemplated hereby.

                  SECTION 6.2. Survival of Representations, Warranties and Agreements, Etc. All representations and warranties herein or made pursuant hereto shall survive the Closing. All agreements contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

                  SECTION 6.3. Specific Performance. Each party hereto recognizes and acknowledges that a breach by such party of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each party agrees that in the event of any such breach the non-breaching party shall be entitled to the remedy of specific performance of such covenant and agreement and injunctive and other equitable relief in addition to any other remedy to which such non-breaching parties may be entitled, at law or in equity, without the posting of any bond and without proving that damages would be inadequate.

                  SECTION 6.4. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and the respective successors and permitted assigns of such parties. The rights and duties of the Purchaser as set forth herein may be freely assigned, in whole or in part, by the Purchaser to any Affiliate thereof.

                  SECTION 6.5. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

                  SECTION 6.6. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally-recognized overnight courier or first class-registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below, or such other address, telecopy number or person's attention, as may hereafter be designated in writing by such party to the other parties:

                           (a)      if to a Seller, to:

                                    the address set forth
                                    beneath such Seller's
                                    name on Schedule I

                                    with a copy to:

                                    Herrick, Feinstein LLP
                                    Two Park Avenue
                                    New York, New York  10016
                                    Attention:  David A. Rosen, Esq.
                                    Telecopier: (215) 889-7577

                           (b)      if to the Purchaser, to:

                                    THCG, Inc.
                                    650 Madison Avenue, 21st Floor
                                    New York, New York  10022
                                    Attention: Adi Raviv
                                    Telecopier:  (212) 223-0161

                                    with a copy to:

                                    Kramer Levin Naftalis & Frankel LLP
                                    919 Third Avenue
                                    New York, New York  10022
                                    Attention:  Peter S. Kolevzon, Esq.
                                    Telecopier:  (212) 715-8000

All such notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (ii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (iii) in the case of mailing, on the third business day after the posting thereof.

                  SECTION 6.7. Amendment; Waiver. The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Purchaser and any Seller to be bound thereby.

                  SECTION 6.8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  SECTION 6.9. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect the meaning of any of the provisions hereof. Where a reference in this Agreement is made to a Section, Article or Schedule, such reference shall be to a Section or Article of or Schedule to this Agreement unless otherwise indicated. Where the reference "hereof," "hereby" or "herein" appears in this Agreement, such reference shall be deemed to be a reference to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words denoting the singular include the plural, and vice versa, and references to it or its or words denoting any gender shall include all genders..

                  SECTION 6.10. Severability. If any provisions of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

                  SECTION 6.11. Governing Law and Venue. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                  SECTION 6.12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 6.13. Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings ascribed to them in this
Section 6.13:

                  (1) "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

                  (2) "Commission" means the Securities and Exchange Commission.

                  (3) "Contract" means any agreement, contract, obligation, trust, promise, commitment, arrangement or undertaking (whether written or oral and whether express or implied), other than those that have been terminated.

                  (4) "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor law.

                  (5) "Governmental Entity" means any federal or national, state or provincial, municipal or local government, governmental authority, regulatory or administrative agency (including the NASD), governmental commission, department, board, bureau, agency or instrumentality, political subdivision, court, tribunal, official arbitrator or arbitral body, in each case whether domestic or foreign.

                  (6)  "Governmental   Order"  means  any  order,   writ,  rule,
judgment, injunction, decree, stipulation, determination, decision, consent, agreement or award of, or entered into by or with, any Governmental Entity.

                  (7)   "Law"   means   all   applicable   provisions   of   all
constitutions,   treaties,   statutes,   laws  (including  common  law),  rules,
regulations, ordinances and codes or orders of any Governmental Entity.

                  (8) "Liability" means any liability or obligation of any nature, whether accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted.

                  (9) "Lien" means any mortgage, lien, debt, pledge, security interest, encumbrance, assessment, restriction, charge or other adverse claim or interest of every nature.

                  (10) "Organizational Documents" means (a) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any charter, trust certificate or document or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any and all amendments to any of the foregoing.

                  (11) "Other Shares" means at any time those shares of THCG Common Stock which do not constitute Primary Shares or Registrable Shares.

                  (12) "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Entity.

                  (13) "Primary Shares" means at any time the authorized but unissued shares of THCG Common Stock or shares of THCG Common Stock held by the Purchaser in its treasury.

                  (14)   "Proceeding"    means   any   suit,   claim,    action,
investigation, litigation, arbitration or other proceeding.

(15) "Securities Act" means the Securities Act of 1933, as amended, or any successor law.

                  (16) "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, limited liability company or other legal entity of which such Person, either directly or indirectly through one or more any other Subsidiaries, owns more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such legal entity.

                  IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first above written.

                              THCG, INC.



                              By: /s/ Adi Raviv
                                 ---------------------------------
                              Name:  Adi Raviv
                              Title: Authorized signatory



                              SELLERS:


                              /s/ Jay R. Petschek
                              ------------------------------------
                              Jay R. Petschek

                              Kensington Investment Associates


                              By: /s/ Charles I. Petschek
                                 ---------------------------------
                              Name: Charles I. Petschek
                              Title: General Partner


                              Corsair/Kramer, Inc.


                              By: /s/ Ronald J. Kramer
                                 ---------------------------------
                              Name:  Ronald J. Kramer
                              Title: President


                              Peter Graham Money Purchase Trust

                              By: /s/ Peter Graham
                                 ---------------------------------
                              Name:  Peter Graham
                              Title: Trustee

                              Lyon Share Venture Capital


                              By: /s/ Allan R. Lyons
                                 ---------------------------------
                              Name:  Allan R. Lyons
                              Title: Managing Partner


                              Vestal Venture Capital

                              By: /s/ Allan R. Lyons
                                 ---------------------------------
                              Name:  Allan R. Lyons
                              Title: Managing Partner

                              /s/ Lawrence J. Schorr
                              ------------------------------------
                              Lawrence J. Schorr

                              /s/ David Melin
                              ------------------------------------
                              David Melin

                              Schuyler Associates

                              By: /s/ Milton Koffman
                                 ---------------------------------
                              Name:  Milton Koffman
                              Title: Partner

                              Mataponi Trust

                              By: /s/ Arthur Cohen
                                 ---------------------------------
                              Name:  Arthur Cohen
                              Title: Trustee

                              /s/ Gerry Polakoff
                              ------------------------------------
                              Gerry Polakoff

                              /s/ Gerry Delisle
                              ------------------------------------
                              Gerry Delisle

                              /s/ Burton Koffman
                              ------------------------------------
                              Burton Koffman

                              Whitehorn Associates, Inc.

                              By: /s/ Howard M. Rittberg
                                 ---------------------------------
                              Name:  Howard M. Rittberg
                              Title: President

                                Table of Contents

                                                                           Page
                                                                           ----
                                    ARTICLE I

                    PURCHASE AND SALE OF COMPANY COMMON STOCK

SECTION 1.1.      Agreement to Sell and Purchase Company Common Stock.........2
SECTION 1.2.      Closing.....................................................4
SECTION 1.3.      Delivery of Securities......................................4

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

SECTION 2.1.      Authority; No Conflict......................................4
SECTION 2.2.      Ownership of Company Shares.................................4
SECTION 2.3.      Legal Proceedings...........................................5
SECTION 2.4.      Investment Representations of the Sellers...................5

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 3.1.      Organization and Qualification; Subsidiaries................6
SECTION 3.2.      Capitalization..............................................6
SECTION 3.3.      Authority Relative to this Agreement; Board Action..........6
SECTION 3.4.      SEC Filings.................................................7
SECTION 3.5.      Consents and Approvals; No Violations.......................7
SECTION 3.6.      Absence of Changes..........................................8
SECTION 3.7.      No Litigation...............................................8
SECTION 3.8.      Disclosure..................................................8

                                   ARTICLE IV

                       CONDITIONS PRECEDENT TO THE CLOSING

SECTION 4.1.      Conditions Precedent to the Closing.........................8

                                    ARTICLE V

                                    COVENANTS

SECTION 5.1.      Registration Statement......................................9
SECTION 5.2.      Registration Procedures.....................................9
SECTION 5.3.      Expenses...................................................11
SECTION 5.4.      Indemnification............................................11

                                                                            Page
                                                                            ----
                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.1.      Further Assurances.........................................13
SECTION 6.2.      Survival of Representations, Warranties and
                  Agreements, Etc............................................13
SECTION 6.3.      Specific Performance.......................................13
SECTION 6.4.      Successors and Assigns.....................................14
SECTION 6.5.      Entire Agreement...........................................14
SECTION 6.6.      Notices....................................................14
SECTION 6.7.      Amendment; Waiver..........................................15
SECTION 6.8.      Counterparts...............................................15
SECTION 6.9.      Interpretation.............................................15
SECTION 6.10.     Severability...............................................15
SECTION 6.11.     Governing Law and Venue....................................15
SECTION 6.12.     Waiver of Jury Trial.......................................15
SECTION 6.13.     Certain Definitions........................................16

SCHEDULE I..................................................................iii


                                                  SCHEDULE I
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Number of THCG
                                                                                                            Shares Delivered to
                                                                                                            the Seller on the
                                                                                      Number of THCG        Closing Date (less
                                         Number of Shares of     Number of Company    Shares to be Issued   the shares
                                         Company Common Stock    Shares to be Sold    to the Seller on      deposited into
Name and Address of the Seller           Owned by the Seller*    by the Seller*       the Closing Date      escrow)
------------------------------           --------------------    --------------       ----------------      --------------------
J.R. Petschek                              595,900                 174,020              10,560                5,280
87 Sheldrake Road
Scarsdale, New York 10583
--------------------------------------------------------------------------------------------------------------------------------
Kensington Investment Associates           493,200                 144,028              8,740                 4,370
c/o Jay Petschek
87 Sheldrake Road
Scarsdale, New York 10583
--------------------------------------------------------------------------------------------------------------------------------
Corsair/Kramer, Inc.                       123,300                 36,007               2,185                 1,092
c/o Wassertein Perella
31 West 52nd Street, 27th Floor
New York, New York 10019
Attention: Ron Kramer
--------------------------------------------------------------------------------------------------------------------------------
Peter Graham, as Trustee of the Peter      246,600                 72,013               4,370                 2,185
Graham Money Purchase Trust
15 Harrison Street, Apt. 2
New York, New York 10013
--------------------------------------------------------------------------------------------------------------------------------
Lyon Share Venture Capital                 665,820                194,438              11,799                 5,899
Woodfield Country Club
5653 NW 38 Avenue
Boca Raton, FL 33496
Attention: Allan Lyons
--------------------------------------------------------------------------------------------------------------------------------
Vestal Venture Capital                     197,280                 57,610               3,496                 1,748
Woodfield Country Club
5653 NW 38 Avenue
Boca Raton, FL 33496
Attention: Allan Lyons
--------------------------------------------------------------------------------------------------------------------------------
Lawrence J. Schorr                          41,100                 12,002               728                     364
Levene, Goulding & Thompson, LLP
450 Plaza Drive
Vestal, NY 13850-3657
--------------------------------------------------------------------------------------------------------------------------------
David Melin                                123,300                 36,007               2,185                 1,092
c/0 Tech Aerofoam Products
3551 N.W. 116th Street
Miami, FL 33167
--------------------------------------------------------------------------------------------------------------------------------

                                                       -iii


                                          Table of Contents
                                             (continued)

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Number of THCG
                                                                                                            Shares Delivered to
                                                                                                            the Seller on the
                                                                                      Number of THCG        Closing Date (less
                                         Number of Shares of     Number of Company    Shares to be Issued   the shares
                                         Company Common Stock    Shares to be Sold    to the Seller on      deposited into
Name and Address of the Seller           Owned by the Seller*    by the Seller*       the Closing Date      escrow)
------------------------------           --------------------    --------------       ----------------      --------------------

Schuyler Associates                      2,550,000                566,437              34,373                17,186
c/o Milton Koffman
2197 Nortwest 60th Road
Willowgreens
Boca Raton, FL 33433
--------------------------------------------------------------------------------------------------------------------------------
Mataponi Trust                           1,084,800                566,437              34,373                17,186
c/oHerrick Feinstein LLP
2 Park Avenue
New York, NY 10016
Attention: Leonard Grunstein
--------------------------------------------------------------------------------------------------------------------------------
Gerry Polakoff                           2,011,750                587,489              35,650                17,825
245 E. 58th Street
Apartment 6-E
New York, NY 10022
--------------------------------------------------------------------------------------------------------------------------------
Gerry Delisle                            2,011,750                587,489              35,650                17,825
20 Riverdale Street
Hillsdale, NJ 07642
--------------------------------------------------------------------------------------------------------------------------------
Burton Koffman                           1,071,550                283,220              17,187                 8,593
300 Plaza Drive
Vestal NY 13850
--------------------------------------------------------------------------------------------------------------------------------
Whitehorn Associates, Inc.                 825,000                283,220              17,187                 8,593
c/o Levene, Goldin & Thompson LLP
450 Plaza Drive
Vestal, NY 13850-3657
Attention: 13850-3657
--------------------------------------------------------------------------------------------------------------------------------
Total                                   12,041,350              3,600,417             218,483               109,238
--------------------------------------------------------------------------------------------------------------------------------

* All numbers calculated after giving effect to a 1,000-for-1 split of the Company's Common Stock.


                                      -iv-